Exhibit 14.1
Statement of Business Ethics

Dear Associates,

As a Company focused on growth and industry leadership, we are fully committed to the execution of our Long Range Plan and its initiatives. Delivering on this opportunity takes the talent and efforts of each of us, working with the highest ethical standards and supporting the sound principles of integrity and fairness on which this Company was founded.

Each year we ask associates to renew their commitment to these principles by reviewing the Statement of Business Ethics. This document captures our ethical obligations in conducting ourselves, as well as our Company's business. It also states our Company's policy to follow the law and to act ethically in all situations.

Please review it carefully. It sets out the standards and procedures by which, together, we promote a culture of legal compliance and integrity at JCPenney. If faced with a situation in which you are unsure about what to do, turn to the Statement of Business Ethics. If the answer is still unclear (or if you need to report a concern about a possible violation of our Company's policies, law or ethics), the Statement provides a list of ways that you can ask your question or voice your concern without fear of retaliation.

The Statement of Business Ethics has my full support and the support of our Board of Directors. You have our pledge to uphold our Company's reputation and commitment to the highest standard of ethics, and we ask the same from each of you.

As we continue down our path of growth in a retail environment undergoing dramatic change, it is critical that our founding values guide us in all of our daily actions. Only then will we truly be living the WINNING TOGETHER principles and honoring the heritage of our Company.

Sincerely,

/s/ Myron E. Ullman, III

Myron E. (Mike) Ullman, III
Chairman of the Board and CEO

Table of Contents

Compliance with Law                                                     Conflicts of Interest
--------------------                                                    ---------------------
No associate should take any action on behalf of the Company            Associates should avoid activities or relationships that
which he or she knows, or reasonably should know, violates any          impair, or may appear to impair, the exercise of their
applicable law or regulation.                                           judgment in the Company's best interest.

Examples:                                                               Examples
Books, Records, and Accounts                                            Gifts, Loans, Entertainment
Antitrust                                                               Relations with Suppliers
Product Safety                                                          Interest in Competitors
Advertising                                                             Diversion of Corporate Opportunity
Political Activities                                                    Holding Public Office
Securities Laws
Environmental Laws
Employment Laws


Safeguarding Company Information                                        Preserving Company Assets
--------------------------------                                        -------------------------
All non-public Company information is confidential and may not be        Assets of the Company should be used only to conduct
disclosed to outsiders without authorization or used for personal        Company business and not for the personal enrichment of
benefit.                                                                 associates.

Examples                                                                 Examples
Personal Use of Company Information
Disclosure of Company Information
Protection of Customer and Associate Information

Compliance, Questions, and Reporting                                    Certificate of Compliance
------------------------------------                                    -------------------------
Associates are required to comply with this Statement, to               The Certificate of Compliance is found on the Associate
disclose potential conflicts, and to report violations by others.       Kiosk. This is where associates electronically acknowledge compliance and make disclosures.

The "Spirit" of This Statement

Daily,   we  are  faced  with  business   decisions  and  choices  with  ethical
implications. Fortunately, our cultural heritage for integrity has strong roots and provides associates guidance on important ethical issues.

This Statement of Business Ethics was derived from James Cash Penney, our founder, and his belief in doing business by the standard of the Golden Rule. In 1913, Mr. Penney and six of his partners interpreted the meaning of the Golden Rule for their business when they drafted the set of principles that we know today as The Penney Idea, which culminates with the question: "Does it square with what is right and just?" These words express the value of integrity that we all believe is fundamental to our business.

Making these words come to life takes work and careful follow-through in our business actions. Our actions as managers clearly set the tone for the behavior of others. Managers should foster an "open door policy" to encourage resolution of ethical issues.

Today we continue our tradition of ethical behavior with the WINNING TOGETHER Principles. The continued success of the Company depends on these values. One error in judgment by a single associate can cause severe damage to the hard-earned excellent reputation of our Company.

With these  traditions in mind,  we are  committed to these values:

o Treat all associates with respect and honesty.
o Deal fairly and honestly with our business contacts, customers, suppliers, shareholders, and contractors.
o Strive to create a workplace with high ethical values.
o Make a personal commitment to follow our Statement of Business Ethics in principle and in spirit.
o Ask questions when ethical matters arise.

The principles stated here apply to all associates in the Company and in JCPenney's domestic subsidiaries including J. C. Penney Corporation, Inc., the Company's principal operating company.

It would be impossible to address every ethical situation, or to include every law and policy that applies to JCPenney associates in this Statement. We trust and expect our associates to use good judgment in their actions and decisions and to ask questions when they are uncertain.

Compliance with Law


Each associate of the Company, while acting on behalf of the Company, shall comply with all applicable laws. Violation of laws can result in both corporate and personal liability. JCPenney recognizes that we are not all lawyers. We cannot know all the laws that may apply. Nor can we understand all aspects of the laws that apply. We are expected, however, to take certain common-sense precautions. The first and most important is - when in doubt, ask. For answers to legal questions, call the Legal Department. If you are uncertain which attorney to call, consult the Legal Services Referral List
                              ----------------------------

As a result of increased regulation of corporations and the amendments to the United States Sentencing Commission Guidelines for organizations, our Company has further strengthened its compliance efforts to address the Sentencing Guidelines and to prevent, detect, and deter wrongdoing by our associates and agents. This Statement of Business Ethics constitutes one of the core documents of our compliance program.

Books, Records, and Accounts
The results of Company operations must be recorded in accordance with the requirements of law and generally accepted accounting principles. It is Company policy, as well as a requirement of law, to maintain books, records, and accounts that, in reasonable detail, accurately and fairly reflect the business transactions and disposition of Company assets. In order to carry out this policy and assure compliance with applicable laws, no associate should take, or permit to be taken, any action in a manner whereby the Company's books, records, and accounts would not accurately, fairly, and completely reflect the action taken. No false or misleading entries should be made in any books or records of the Company for any reason, and no fund, asset, or account of the Company may be established or acquired for any purpose unless such fund, asset, or account is accurately reflected in the Company's books and records. No corporate funds or assets should be used for any unlawful purpose. Associates should follow the Company's Records Retention Guidelines which can be found in the Company Policy Manual 8700 Records Retention.
       -----------------------


Antitrust
Broadly speaking, the antitrust laws regulate the competitive conduct and dealings of business. Violations can lead to extremely serious consequences for both the Company and the individuals involved. A complete description of the antitrust laws is beyond the scope of this document. However, it should be noted that any activity with a competitor or supplier in restraint of trade, such as price fixing, is illegal. Discriminatory activities with suppliers in areas such as pricing, terms, promotional allowances, and services may violate the antitrust laws. This does not mean, of course, that we cannot and should not negotiate hard in all areas with our suppliers.


Product Safety
Products sold by the Company must not only meet all applicable safety standards set by law, they must also meet Company standards. It is Company policy not to knowingly sell any unsafe product and to minimize as much as possible hazards from products which inherently entail some risk. The reputation and success of our Company has been built upon the performance and quality of our products. Our customers have a right to expect that our products will not endanger their health or safety in any way.


Advertising
Advertising used by the Company is legally required to be true and not deceptive or misleading in any manner. All product or pricing claims must be substantiated by supporting data before they are made. We must be careful to assure that the customer is not disappointed by claims about our products which are not supported by performance. The purpose of our advertising has always been to emphasize the quality of our products and the fairness of our prices. We believe that a properly informed customer will be a loyal customer.

Political Activities
The Company and its associates have a legitimate interest in the composition of our state, local, and federal governments and in the laws which prescribe the ways business should be conducted. This is, however, an extremely sensitive area. There are laws at the federal, state, and local levels which govern the involvement of the Company and its associates in political activities. Corporate payments of anything of value, including cash, merchandise, or services, in connection with political activities are generally either illegal or strictly regulated by law. Regulated activities include the support of, or opposition to, candidates for public office; contributions in support of, or opposition to, initiatives or referenda; and contributions, gifts, or honoraria to government officials. All proposed payments, donations, or services in any of these areas must be reviewed in advance and approved in writing by the designated representative of the Government Relations Group of the Legal Department. Failure to comply with this policy can lead to embarrassment and serious problems and unwanted media attention for the Company and its associates. Call 972-431-1252 if you have questions about political involvement.

Securities Laws
Federal and state securities laws and rules of the stock exchanges affect a wide variety of the Company's activities.

No associate may engage in, or permit other associates to engage in, any activity which he or she knows or reasonably should know, is prohibited by the securities laws. The basic rules set out here apply to all JCPenney associates regardless of their position or level. Those who are Divisional Vice Presidents and above should also consult the Insider Trading Compliance Program portion of their "Welcome Package" and their periodic "blackout period" alerts, as well as the following rules.

Disclosure Rules - No false, misleading, or deceptive statements may be made in connection with the purchase or sale of any security or in any report filed with the Securities and Exchange Commission or distributed to any financial analyst, stockholder, or prospective purchaser of stock. In addition, improper or premature disclosure of information to outsiders or associates who do not require the information to perform their jobs is strictly prohibited. Disclosure to the public is limited to the Public Relations and Investor Relations Departments. See the Public Relations Guidelines and Procedures.
                     -------------------------------------------

Prohibited Trading - In the course of your employment, you may have access to material inside (non-public) information concerning the Company, or those with whom it does business. This places you in a special position of trust and confidence and will make you an "insider" for purposes of federal and state securities laws, rules, and regulations.

Under no circumstance should you (or others to whom you have disclosed such information ("tippees") attempt to buy or sell securities of the Company, (including transfers into, or out of, the stock accounts of JCPenney's Savings Plan and Mirror Plans, the exercise of stock options, or buying or selling JCPenney securities through your personal broker) or of any other entity with which the Company may be involved, when you have knowledge of material events affecting the Company which have not been made public.

Although there is no statutory definition of what constitutes "material inside information," courts have held that information was material when a reasonable investor would have considered it important to his or her investment decision.

The following are examples of information usually considered material: sales, earnings, significant charges against earnings, dividend actions, stock splits, stock buyback programs, mergers and acquisitions, strategic plans, new lines, important personnel changes, real estate plans, capital investment plans, marketing plans, joint ventures, public and private sales of debt or equity securities, and the effects of a significant government investigation of the Company. This list is not exhaustive.

You should be aware that you may be considered a "temporary insider" with respect to information concerning third parties with whom the Company is doing business or negotiating a transaction, e.g., vendors, joint ventures, or investment partnerships, and that the same rules on disclosure and abstention from trading in that corporation's securities will apply to you and your tippees.

JCPenney associates are reminded that engaging in prohibited trading activities and tipping can result in substantial civil and criminal penalties, including imprisonment.


Environmental Laws
The Company is committed to doing business in an environmentally responsible manner. It continually seeks to assure that its operations, to the fullest extent feasible, preserve and improve the environment as well as protect the health and safety of associates, customers, and communities where the Company does business. The Company has adopted a statement of principles on the
                                               ---------------------------------
environment  to give  more  specific  content  to its  policy  of  environmental
-----------
responsibility. Included among those principles is a commitment to comply with laws and regulations involving environmental quality and related health and safety issues that are applicable to the Company's operations. Accordingly, every associate is expected to conduct the Company's business in an environmentally responsible manner and not to engage in any activity which violates any environmental laws or regulations.


Employment Laws
The Company's Human Resources policy is to employ, train, promote, and otherwise provide equal terms and conditions of employment to all. The Company offers employment regardless of race, color, religion, national origin, sex, age, physical or mental disability, or sexual orientation.

The Company does not tolerate harassment of any type, including sexual harassment. JCPenney provides its associates wages, hours and other terms and conditions of employment in compliance with applicable federal and state laws.

Conflicts of Interest

Associates should avoid activities, interests, or relationships that would create, or might appear to others to create, a conflict with the interests of the Company.

All Company associates, at all levels, and in every department, must be able to perform their duties and exercise their judgments on behalf of the Company without impairment, or the appearance of impairment, by virtue of a non-Company activity, interest, or relationship. A full and prompt disclosure of facts regarding potential conflicts is necessary to avoid problems. The determination as to whether there is a conflict, or appearance of a conflict, is to be made by the Company and not by the associate involved. In appropriate circumstances where the facts are disclosed, and if there is no illegal or unethical conduct involved, the Company could consent to the proposed activity if it is in the best interest of the Company, even though a potential conflict of interest may exist.

Gifts, Loans, Entertainment
Commercial bribery is illegal, and the solicitation, payment, or receipt of any business related bribe is prohibited. An associate should not, directly or indirectly, accept gifts of cash or anything else of value from anyone having or seeking business with the Company, other than non-cash gifts of nominal value generally used for promotional purposes by the donor. "Nominal value" means, generally, not more than $50 in value. If an associate receives a gift with a value of $50 or more from a supplier, he or she should notify his or her manager immediately.

Participation in business-related functions, including the acceptance of lunches or other meals on occasion, is a normal and permissible business practice. However, care must be exercised to ensure that such functions are necessary and that their value and frequency are not excessive.

Other forms of entertainment or outings, such as local sports events, dinners, theater performances, or golf dates, may be accepted only if associates can reciprocate at an appropriate time. In those cases where reciprocation does not seem possible, but the associate believes it is in the Company's interest to attend, he or she should get the agreement of appropriate supervisory personnel, such as a unit manager or a department head. Entertainment trips at even partial supplier expense should not be accepted. Travel expenses of associates may be paid by a supplier if the trip is solely for business purposes and is approved in advance by the associate's manager.

Associates shall not accept loans from any persons or entities having or seeking business with the Company except from recognized financial institutions, at the normal interest rates offered to individuals at the time of borrowing. In discussing personal financing with banks, no associate should state or imply that the bank's response will in any way affect its relationship with the Company. The Company's business relationships with financial institutions are not to be utilized to influence in any way personal loans to associates.

In summary, nothing should be accepted that could impair, or appear to impair, an associate's ability to perform his or her Company duties or to exercise his or her judgment in a fair and unbiased manner.

Interest in Other Businesses and Organizations
An associate should not have any direct or indirect interest in, or relationship to, any transaction in which the Company or one of its subsidiaries is or will be a party if such interest or relationship might influence, or appear to influence, that associate in the performance of Company duties, or otherwise give rise to the appearance of wrongdoing or a conflict of interest. Associates should not have any interest, financial or otherwise, in any competitor, supplier, or third party with whom the Company or any of its subsidiaries is doing business or negotiating a transaction, e.g., vendor, joint venture, or investment partnership, that could influence the associate's objectivity or judgment in performing his or her duties or could otherwise create a conflict of interest or an appearance of one.

Relations with Suppliers
A supplier is one who furnishes or offers to furnish goods or services of any kind to the Company. It is Company policy to select a supplier on the basis of price, quality, and performance. An associate must avoid personal, financial, or other involvement with a supplier with whom he or she does, or is likely to do, business. This policy applies to all JCPenney associates who deal with any type of supplier. An associate shall not purchase products directly from suppliers doing business with the Company or with whom the Company is negotiating to do business, unless such purchase is made under circumstances and at prices offered to the general public. An associate should not solicit suppliers to engage in activities outside of the business relationship. Such involvement and activities might appear to cause the associate to select a supplier for reasons other than price, quality, and performance.

Former Associates
Any associate who leaves the Company for whatever reason may not call on the Company as a representative of a supplier selling or seeking to sell goods or services to the Company, unless a period of one year has elapsed since the former associate left the employ of the Company.

Relatives
An associate should not be in a position to make or influence a decision relating to the Company engaging in business with another company in which a relative or close friend has an interest. An associate should not be in a position to derive an indirect benefit from a Company transaction involving a relative. An associate should disclose in the disclosure box on the Certificate of Compliance on the Associate Kiosk any situation in which a relative has an interest in a supplier, prospective supplier, or in any Company transaction. For these purposes, "relative" includes the associate's spouse, child, parent, brothers and sisters and their spouses, sons-in-law, daughters-in-law, other in-laws, cousins, and unmarried partners. No relative of a Company associate in a profit-sharing management position will be permitted to call on units of the Company as a representative of a supplier selling or seeking to sell goods or services to the Company unless the matter has been disclosed and approved in advance by either the Human Resources Department or the Business Ethics Committee. An associate should seek that approval by disclosing the relationship in the disclosure box of the Certificate of Compliance available through the Associate Kiosk. The Human Resources Department and Business Ethics Committee
----------------
will base their decisions on:

o The extent, if any, the associate's position might influence the Company's business relationship with the relative's company; and

o The likelihood the relationship would result in the appearance or possibility of a conflict of interest.

Solicitations  of  Suppliers  for  Non-Profit   Organizations
All requests to suppliers to support non-profit organizations and their activities should be submitted to the Community Relations Department, Robin Caldwell at 972-431-1341. for review. Additionally, before any manager accepts unusual honors from a non-profit organization with which there has been only a slight association, a request should be submitted to the Public Affairs Committee. This step is designed to avoid creating the impression that the Company provides ongoing financial support to the organization and that suppliers should also do so.

We recognize that many management associates at all levels serve on a voluntary basis on boards and executive committees of a variety of organizations. Very often, that service is recognized at special banquets or events. This approach is not directed toward that activity, and there is no need to clear that honor in advance. As a Company, however, we are concerned with the bestowing of honors for little or no service that carry with them an implicit message that the honoree will be encouraged, or is expected, to solicit participation or funds from Company suppliers. As in all things, if there is any doubt, you are encouraged to review the matter in advance with the Company's Community Relations Department.

Interest in Competitors
A competitor of the Company is any organization that sells goods or services similar to any of those offered for sale by the Company. An associate should not have any direct or indirect interest in, or relationship with, any competitor of the Company if such interest or relationship might influence, or appear to influence, that person in the performance of his or her Company duties. For these purposes, prohibited interests or relationships with respect to competitors include selling, recruiting, distribution, or similar activities, whether conducted out of the associate's home or otherwise. Prohibited activities also include directing the involvement of other persons in competitors. An associate may, however, sell products or work for another company that sells products of the type sold by the Company so long as the activity for the competitor does not relate to, impact, or interfere with the associate's position with the Company.

Ownership of stock in a competitor will not be deemed a conflict of interest if both of the following conditions exist: (a) the stock is publicly traded, and
(b) the amount owned by the associate does not exceed one tenth of 1% of the amount outstanding.


Diversion of Corporate Opportunity
An associate should not appropriate to himself or herself, nor divert to any other person or entity, a business or financial opportunity which the associate knows, or reasonably could anticipate, the Company would have an interest in pursuing.

Holding Public Office
The Company encourages associates to become involved in the political process on their own time. Company policy does not in any way restrict an associate's right to participate personally in political activities or to use personal funds for political purposes. However, in the case of an associate holding public office, whether elective or appointive, the potential for conflict of interest, or the appearance of conflict, must be taken into account. Therefore, the associate must disclose the intent to engage in these activities to his or her manager and on the Certificate of Compliance in the Associate Kiosk and receive a positive
                                         ----------------
response prior to initiating any action.

The Company prohibits the use of Company resources, information or personnel for this purpose and prohibits political activities during an associate's work hours. These activities could also be illegal. Such activities must be restricted to the use of an associate's personal resources and facilities. An associate who requests an extended leave of absence for the purpose of engaging in political activities should disclose this fact to his or her supervisor and the Government Relations Department by calling 972-431-1252 when seeking approval. Disclosure is necessary because there are potential restrictions against the payment of benefits (e.g., continuation of participation in benefit plans) by corporations in such circumstances that should be reviewed prior to the beginning of the leave period.

Safeguarding Company Information

All non-public information and records concerning any aspect of the Company's business or acquired by associates as a result of their employment by the Company are confidential. Unauthorized use or disclosure of such information or records violates Company policy and may also violate the law. The obligation to preserve JCPenney's confidential information continues even after employment ends. Associates must also protect other companies' confidential information. Associates should not disclose the confidential information of their previous employers or of other companies with whom they have conducted business for the Company.

Personal Use of Company Information
An associate may not use Company information for personal benefit or for the benefit of others. This would also include information not in the public domain concerning third parties with whom the Company is doing business or negotiating a transaction, e.g., vendors, joint ventures, or landlords. An associate can be held liable to the Company or a third party for any benefit gained from improper use of such information.

Disclosure of Company Information
An  associate  may  not  disclose  non-public  Company  information,   including
information about our internal operations, customers, suppliers, or associates, to others without appropriate authorization.

Public Statements, Presentations, and Honorariums
Associates should refer all media inquiries regarding any corporate issue - corporate performance, real estate strategy, personnel, store openings or closings, layoffs, etc. - to the Public Relations Department by calling 972-431-4181. Associates should refer all inquiries from the investment community to the Investor Relations Department by calling 972-431-2217. For more detailed guidance regarding public statements, please refer to the Public
Relations Guidelines and Procedures.                                      ------
-----------------------------------

An associate should not make a presentation, participate in a panel discussion, teach a course, or write an article or book relating to his or her work activities without obtaining proper approval from the associate's department head or other appropriate supervisory personnel. An associate's department head or supervisor may also determine whether, and the extent to which, acceptance and retention of an honorarium or other compensation is permissible. Public Relations clearance is required in cases where presentations involving the Company are likely to be picked up by the media.

Protection of Customer and Associate Information
Associates should handle all customer and associate personal information with care and prevent unauthorized disclosure of the information they share with us. This responsibility includes the appropriate disposal of customer data in all forms. The Policy on Safeguarding Company Information on Individuals outlines
           --------------------------------------------
procedures for handling confidential customer information.

Preserving Company Assets

The assets of the Company are to be acquired, used, and disposed of for the benefit of the Company and its stockholders, and not for the personal enrichment of its associates. Each associate of the Company shall comply with Company procedures to preserve the assets of the Company and shall not create situations that may harm the reputation of the Company or create financial liability.

Any act of theft, fraud, embezzlement or misappropriation of property is strictly prohibited. No corporate funds or assets should be used for any unlawful purpose. In addition, no associate should appropriate or make available to others any Company property for a non-Company purpose. Tangible assets include items such as cash, inventory, equipment, supplies, displays, and samples. Intangible assets include Company brands, trademarks, ideas, inventions, and the data and information to which associates have access as a result of their work responsibilities.

Each associate must be familiar with the procedures applicable to his or her responsibilities and must be sure that they are followed, particularly in connection with the acquisition, use, or disposition of Company assets. Associates who are in a supervisory role also must require compliance on the part of those whom they supervise, particularly where the Company may have obtained use of material (training programs, software, etc.) under license from a supplier.

The Company's electronic resources, including the Internet, are to be used by associates for conducting legitimate Company business. Incidental personal use is permissible so long as it (a) does not consume more than a nominal amount of resources, (b) does not compromise the confidentiality of Company information,
(c) does not place Company networks and information at risk, and (d) does not unduly interfere with business activity. The Company maintains ownership rights in all information contained in its electronic resources and reserves its right to access at any time any information contained in its electronic resources. The contents of electronic files may be disclosed to others within the Company, without the consent of the associate.

Inventions
Inventions or innovations conceived or devised by associates are an asset of the Company when they (a) arise out of or are suggested by work performed by an associate for the Company, (b) result from the associate's use of Company time, facilities, equipment, or supplies, or (c) arise out of or are suggested by the associate's use of Company information on trade secrets or other confidential information of the Company. When an associate invention is deemed an asset of the Company, the associate must assign the invention to the Company.

Compliance, Questions, and Reporting

Compliance
We expect every associate at every level to comply with the Statement of Business Ethics. This Statement is intended to be a positive document. It must be recognized, however, that this Statement is more than an expression of desire that certain ideals be observed. Accordingly, associates should be aware that failure to comply with the principles described in this Statement, including the disclosure requirements, may result in termination of employment. Such termination, under certain circumstances, may have additional significant financial implications for management profit-sharing associates. These additional implications may include, for example, termination of equity awards under the terms of the applicable equity plan.

Questions and Disclosures
This Statement seeks to explain through discussion and examples the basic JCPenney principles of business ethics. Obviously, however, it is not possible to cover every situation that may come up. We cannot emphasize too strongly the importance of communication and disclosure. They are the key components of this Company program, as they are also the foundation for the free and open working environment that has always characterized JCPenney. Many resources are available to help you if you have questions about the ethical standards the Company expects. Associates are encouraged to bring ethical questions to the attention of their manager or other supervisory personnel (such as a unit manager or department head). If an associate is uncertain about whether his or her own actions or relationships violate the Statement, he or she should follow the procedures on the Associate Kiosk under Associate Self Service, Business Ethics (View/Sign).

Associates should not refrain from raising questions because they assume appropriate supervisory personnel are aware of an issue. Moreover, associates should not assume that certain questionable activities are permissible because they or others have engaged in them.

The Company has also established a number of hotlines for specific issues which associates are encouraged to use if they have questions. Click on the link below for information on the Company Hotlines.
                       ----------------

Reporting Violations
All associates have an obligation to report actual or suspected violations of the JCPenney Statement of Business Ethics, and any actual or suspected violations of laws. Associates should report their concerns to their supervisor. If they are not comfortable discussing the issue with their supervisor, they should call one of the hotlines provided by the Company. The Company will promptly investigate reports of violations and requires that associates provide open and honest cooperation.

No Retaliation
The Company will take no adverse action or retribution against an associate because he or she reports in good faith any concern or potential violation of Company policy or law.

Company Hotlines
Through its Open Door Program, JCPenney encourages associates to communicate their concerns about work-related issues that involve ethics and legal compliance. The program asks associates to begin by sharing their concerns with their immediate supervisor. If the concern cannot be resolved at that level, associates also have access to a number of hotlines set up for specific issues. Associates may use them when they choose to go beyond the Organizational Unit.

-------------------------------------------------------------------------------------------------------------------
Human Resources: The HR Support Center is responsible for assisting associates and          HR Support Center
advising Managers with HR related issues, such as discrimination, dissatisfaction with      ------------------
working conditions, supervisory and/or salary concerns.
                                                                                            Human Resources Hotline:
                                                                                            800-786-0890
Reporting Harassment: JCPenney has a long-standing policy against harassment of any kind,
including sexual, psychological, or electronic harassment. This hotline is a confidential   Contact Us
source to report harassment.                                                                HRConcern@jcpenney.com
                                                                                            ----------------------
Harassment Free Policy and Complaint Procedures
-----------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Ethical Questions: If questions on ethics cannot be resolved at a unit or department        Ethics Hotline:
level, then associates may direct them to the following telephone number.                   972-431-1257

-------------------------------------------------------------------------------------------------------------------
Legal Questions: Generally, legal questions should be directed to the Legal Department .    Legal Hotline:
Consult the Legal Services Referral List to determine which attorney to contact. If         972-431-1257
            ----------------------------
resolution cannot be obtained or is unsatisfactory, associates may use the following telephone number.

-------------------------------------------------------------------------------------------------------------------
Stores Issues: Stores should direct legal matters and questions regarding customers to the  Store Response Team
to the legal contact for their state.                                                       (See telephone number by state)

-------------------------------------------------------------------------------------------------------------------

Accounting and Auditing Complaints: This number should be used to file a complaint          Accounting Complaints Hotline:
involving accounting, internal controls, or auditing matters that affect our financial      800-544-1635
reporting process. Complaints are kept confidential and can be anonymous.                   JCPenney Company, Inc.
                                                                                            P. O. Box 259017
                                                                                            Plano, TX 75025-9017
-------------------------------------------------------------------------------------------------------------------

Loss Prevention: A hotline is available to report on shrinkage or theft issues.             Loss Prevention Hotline:
                                                                                            800-235-1680.
-------------------------------------------------------------------------------------------------------------------

Anti-Retaliation Policy
JCPenney expects its associates to report concerns, or possible violations of the Statement of Business Ethics Statement, laws, or regulations. To encourage such reporting, the Company will take no adverse action or retribution against any associate because he or she reports in good faith any concerns or possible legal violations.

Certificate of Compliance

This Statement of Business Ethics includes a Certificate of Compliance that all Home Office associates, management associates (and certain administrative, non-management associates) are required to complete. This certificate is available through the Associate Kiosk.

To sign the Certificate of Compliance, log on to the Associate Kiosk. Click on "You Have Associate Tasks" in the right hand column. Click on the link for "Signature Required." Follow the instructions on the Certificate of Compliance page, including entering any applicable disclosures, and then electronically sign the Certificate.

If  you  do  not  have  the  message  "You  Have   Associate   Tasks,"  you  can
electronically  sign the Certificate by completing the following  steps::

o Log onto the Associate Kiosk.
o Select "Associate Self Service" from the Menu on the left.
o Click on "Business Ethics (View/Sign)." This will take you to the Certificate page and from this page you can also access the full Statement of Business Ethics if you have not yet read it.
o The Certificate of Compliance Update page will appear. Click on the tab at the top entitled "Bus Ethics Update."
o Enter any applicable disclosures in the disclosure box at the bottom of the Certificate of Compliance and click on the Save button.

You may access the Associate Kiosk using the link above. DO NOT SIGN the Certificate until you have view the "Ethically Speaking" video and have read, understood, and accepted the principles contained in both the Statement of Business Ethics and the Certificate of Compliance.

The Certificate of Compliance is neither an employment contract nor a guarantee of continued employment.